Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Microchip Technology Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt securities(1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

	Debt	Guarantee of debt securities(2)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(4)	(4)	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts							(4)

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							(4)
(1)

Debt securities are issuable in series as senior debt securities, senior subordinated debt securities or subordinated debt securities which may be convertible into or exchangeable for common stock of Microchip Technology Incorporated or other securities.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate registration fee will be paid in respect of any such guarantees.
(3)

An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a “pay-as-you-go” basis.